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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2003

Monster Worldwide, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571 (Commission File Number)	13-3906555 (IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7000

TMP Worldwide Inc.
(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

        On April 30, 2003, TMP Worldwide Inc. (the "Company") announced that it would change its name to Monster Worldwide, Inc. on May 1, 2003. Also on that date, the Company announced that its ticker symbol would be changed from TMPW to MNST. A copy of the press release issued by the Company relating thereto is furnished herewith as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  Financial Statements.

  None.

  (b)
  Pro Forma Financial Information.

  None.

  (c)
  Exhibits

  99.1.
  Press Release of the Company, issued on April 30, 2003, relating to its name change from TMP Worldwide Inc. to Monster Worldwide, Inc.

(All other items on this report are inapplicable.)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)
By:	/s/ MYRON F. OLESNYCKYJ Myron F. Olesnyckyj Senior Vice President—General Counsel and Secretary

Dated: May 1, 2003

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SIGNATURES